                                LEHMAN BROTHERS

                  VARIABLE EQUITY FORWARD ISSUANCE TRANSACTION

Date:             December 15, 2005

To:               Scottish Re Group Limited
                  Crown House, Third Floor
                  4 Par-la-Ville Road
                  Hamilton, Bermuda HM 08

                  Attention:        Dean Miller
                  Facsimile:        441-295-7576
                  Telephone:        441-298-4395

From:             Lehman Brothers, Inc., acting as Agent,
                  Lehman Brothers OTC Derivatives Inc., acting as Principal
                  Attention:        Andrew Yare - Transaction Management Group
                  Facsimile:        646-885-9546 (United States of America)
                  Telephone:        212-526-9986

Ref. Numbers:

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Dear Sir or Madam:

The purpose of this communication (this "CONFIRMATION") is to confirm the terms and conditions of the transaction (the "TRANSACTION") entered into between
Lehman Brothers OTC Derivatives Inc. ("PARTY A") and Scottish Re Group Limited
("PARTY B") on the Trade Date specified below. This Confirmation constitutes a
"Confirmation" as referred to in the Agreement specified below. This
Confirmation is sent on behalf of both Lehman Brothers, Inc. and Lehman Brothers
OTC Derivatives Inc.. LEHMAN BROTHERS OTC DERIVATIVES INC. IS NOT A MEMBER OF
THE SECURITIES INVESTOR PROTECTION CORPORATION.

This Confirmation evidences a complete and binding agreement between Party A and
Party B as to the terms of the Transaction to which this Confirmation relates.
This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross
Border) (the "AGREEMENT") as if we had executed an agreement in such form (but without any Schedule) on the Trade Date of this Transaction. In the event of any inconsistency between the provisions of that Agreement, and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives
Definitions (the "EQUITY DEFINITIONS") and the 2000 ISDA Definitions (the "SWAP
DEFINITIONS", and together with the Equity Definitions, the "DEFINITIONS"), in each case as published by the International Swaps and Derivatives Association,
Inc. ("ISDA"), are incorporated into this Confirmation. References herein to
"Transaction" shall be deemed references to "Swap Transaction" for purposes of the Swap Definitions. In the event of any inconsistency between the Equity
Definitions and the Swap Definitions, the Equity Definitions will govern. In the event of any inconsistency between either set of Definitions and this
Confirmation, this Confirmation will govern.

Party A and Party B each represents that entering into the Transaction is within its capacity, is duly authorized and does not violate any laws of its jurisdiction of organization or residence or the terms of any agreement to which it is a party. Party A and Party B each represents that (a) it is not relying on the other party in connection with its decision to enter into this Transaction, and neither party is acting as an

advisor to or fiduciary of the other party in connection with this Transaction regardless of whether the other party provides it with market information or its views; (b) it understands the risks of the Transaction and any legal, regulatory, tax, accounting and economic consequences resulting therefrom; and
(c) it has determined based upon its own judgment and upon any advice received from its own professional advisors as it has deemed necessary to consult that entering into the Transaction is appropriate for such party in light of its financial capabilities and objectives. Party A and Party B each represents that upon due execution and delivery of this Confirmation, it will constitute a legally valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable principles of bankruptcy and creditors' rights generally and to equitable principles of general application.

The terms of the Transaction to which this Confirmation relates are as follows:

        Agent:                          Lehman Brothers Inc. ("LBI") is acting
                                        as agent on behalf of Party A and Party
                                        B for this Transaction. LBI has no
                                        obligations, by guarantee, endorsement
                                        or otherwise, with respect to the
                                        performance of this Transaction by
                                        either party.

        Trade Date:                     December 15, 2005

        Effective Date:                 December 21, 2005

        Buyer:                          Party A

        Seller:                         Party B

        Shares:                         Ordinary shares of Scottish Re Group
                                        Limited (the "ISSUER") Ticker Symbol:
                                        ("SCT")

        Number of Shares:               1,644,737 (such Number of Shares, absent
                                        adjustments made pursuant to "Share
                                        Adjustments" and "Extraordinary Events"
                                        hereunder, being the maximum number of
                                        Shares deliverable under this
                                        Transaction); provided that if Party A
                                        determines at any time that it (or its
                                        affiliates) will be unable to complete
                                        the public sale of Shares pursuant to
                                        "Registration" below in compliance with
                                        all applicable securities laws and
                                        regulations in an amount equal to the
                                        Number of Shares for any reason
                                        whatsoever (including, without
                                        limitation, the unavailability of an
                                        effective Registration Statement (as
                                        defined below) or legally sufficient
                                        Prospectus (as defined below) required
                                        for such sales), Party A shall have the
                                        right to reduce the Number of Shares
                                        (and correspondingly the Forward Price)
                                        to an amount elected by it in its sole
                                        discretion that is no more than the
                                        number of Shares that Party A has
                                        publicly sold prior to such time under
                                        the Registration Statement, and the
                                        Calculation Agent shall make adjustments
                                        to this Transaction to account for such
                                        lesser Number of Shares so selected by
                                        Party A. If Party A makes an adjustment
                                        pursuant to this provision, Party A
                                        shall pay to Party B within 5 Currency
                                        Business Days an amount equal to (a) the
                                        product of (i) the Gross Spread

                      Effort ID: [ ]/ Global Deal ID: [ ]

                                        multiplied by (ii) the difference
                                        between (A) one minus (B) the quotient
                                        of (x) the Number of Shares after making
                                        such an adjustment divided by (y) the
                                        Number of Shares prior to making such an
                                        adjustment, plus (b) the product of (i)
                                        the Premium multiplied by (ii) the
                                        difference between (A) one minus (B) the
                                        quotient of (x) the Number of Shares
                                        after making such an adjustment divided
                                        by (y) the Number of Shares prior to
                                        making such an adjustment, minus (c) the
                                        amount of any loss incurred by Party A
                                        due to the inability to hedge or in
                                        unwinding or re-establishing hedges to
                                        this Transaction as a result of the
                                        adjustment in Number of Shares,
                                        including benefit of the bargain.

        Forward Price:                  USD 37,500,000

        Fees:                           On the third Currency Business Day
                                        following the Trade Date, Party B shall
                                        pay to Party A an amount equal to the
                                        sum of (i) the Premium and (ii) the
                                        Gross Spread by wire transfer of
                                        immediately available funds to an
                                        account specified by Party A

        Premium:                        USD 1,578,947.52 (USD 0.96 per Share)

        Gross Spread:                   4.75% multiplied by the Number of Shares
                                        multiplied by USD 24.00

        Prepayment:                     Inapplicable

        Variable Obligation:            Applicable

        Forward Floor Price:            USD 22.80

        Forward Cap Price:              USD 28.80

        Exchange:                       New York Stock Exchange

        Related Exchange:               All Exchanges

    EARLY PAYMENTS:
        Draw Down Notional Amount:      An amount specified by Party B to Party
                                        A upon five Scheduled Trading Days'
                                        notice prior to the Draw Down Payment
                                        Date; provided that the aggregate amount
                                        of all Draw Down Notional Amounts (the
                                        "AGGREGATE DRAW DOWN NOTIONAL AMOUNT")
                                        specified by Party B from time to time
                                        shall not exceed 75% of the Forward
                                        Price.

                                        Each Draw Down Notional Amount will be
                                        at least USD 10,000,000, unless the
                                        amount permitted to be drawn in
                                        accordance with the preceding paragraph
                                        is less than USD 10,000,000, in which
                                        case such lesser amount may be drawn.

                      Effort ID: [ ]/ Global Deal ID: [ ]

        Draw Down Amount:               With respect to a Draw Down Notional
                                        Amount, the amount calculated by the
                                        Calculation Agent as of the Draw Down
                                        Payment Date equal to the quotient of
                                        (i) the Draw Down Notional Amount
                                        divided by (ii) (1 +

                                                        Days
                                        Discount Rate)  ----
                                                         360

                                        Where,

                                        "DISCOUNT RATE" is the sum of (i) the
                                        zero coupon rate derived by the
                                        Calculation Agent from the swaps curve
                                        shown on Bloomberg Page USSW as of 11:00
                                        a.m. London time. The rate will be
                                        determined (using linear interpolation
                                        as needed) for a tenor equal to Days.
                                        The rate will be expressed as a simple,
                                        non-compounded interest rate on an
                                        Actual/360 day-count basis. If that
                                        Bloomberg page is no longer published,
                                        is unavailable or reflects information
                                        which the Calculation Agent believes
                                        erroneous, then the Calculation Agent
                                        may select a different third party
                                        source of like curves and (ii) 30 basis
                                        points.

                                        "DAYS" means the number of days from and
                                        including the Draw Down Payment Date to
                                        but excluding the Scheduled Maturity
                                        Date.

        Draw Down Payment Date:         The date specified by Party B as the
                                        payment date for the related Draw Down
                                        Amount; provided that no Draw Down
                                        Payment Date shall occur (i) prior to
                                        Party B receiving notice from Party A
                                        that Party A has completed the public
                                        sale of the Number of Shares pursuant to
                                        "Registration" below in compliance with
                                        all applicable securities laws and
                                        regulations and (ii) after the first
                                        Valuation Date.

        Early Payment:                  On each Draw Down Payment Date, Party A
                                        shall pay to Party B the Draw Down
                                        Amount by wire transfer of immediately
                                        available funds to an account specified
                                        by Party B.

    VALUATION:
        Settlement Calculations:

                                        For purposes of determining the Forward
                                        Cash Settlement Amount and the Number of
                                        Shares to be Delivered, the Transaction
                                        shall be split into 30 components of
                                        equal size (each, a "COMPONENT"), with
                                        the Number of Shares allocated equally
                                        among them. Each Component will have its
                                        own Valuation Date, with the Number of
                                        Shares to be Delivered for such
                                        Component being determined as if it were
                                        a separate Transaction; provided that
                                        the Settlement Date in respect of all
                                        Components shall be the

                      Effort ID: [ ]/ Global Deal ID: [ ]

                                        Settlement Date determined as set forth
                                        in Section 9.4 of the Equity Definitions
                                        for the Valuation Date of the final
                                        Component hereunder; provided further
                                        that if Party B elects Cash Settlement
                                        or Net Share Settlement pursuant to
                                        "Settlement Method Election" below,
                                        Party A may increase the number of
                                        Components and the corresponding number
                                        of Valuation Dates if in its sole good
                                        faith discretion Party A deems such
                                        increase prudent in light of the federal
                                        securities laws; provided further that,
                                        the Calculation Agent may increase the
                                        number of Components and the
                                        corresponding number of Valuation Dates
                                        (and, if such increase occurs following
                                        the first Valuation Date, make the
                                        appropriate corresponding adjustment to
                                        the Number of Shares to be Delivered),
                                        such number of Components and Valuation
                                        Dates not to exceed 60, if in the sole
                                        good faith discretion of the Calculation
                                        Agent market conditions necessitate such
                                        an increase.

        Valuation Time:                 The close of trading on the Exchange,
                                        without regard to extended trading
                                        hours.

        Valuation Date:                 For each Component, as set forth in
                                        Annex A hereto, with all Valuation Dates
                                        for all Components to be the 30
                                        consecutive Scheduled Trading Days
                                        beginning on, and including, the
                                        twenty-ninth Scheduled Trading Day
                                        immediately preceding the Scheduled
                                        Maturity Date, subject to any adjustment
                                        pursuant to "Settlement Calculations";
                                        provided that if any such date is a
                                        Disrupted Day, the Valuation Date for
                                        the relevant Component shall be the
                                        first succeeding Scheduled Trading Day
                                        that is not a Disrupted Day and which is
                                        not, or is not deemed to be, a Valuation
                                        Date in respect of any other Component
                                        under this Transaction; provided further
                                        that if the Valuation Date for the
                                        relevant Component has not occurred
                                        pursuant to the preceding proviso as of
                                        the eighth Scheduled Trading Day
                                        following the scheduled Valuation Date
                                        for the final Component, that eighth
                                        Scheduled Trading Day shall be the
                                        Valuation Date (irrespective of whether
                                        such day is a Valuation Date in respect
                                        of any other Component under this
                                        Transaction) and the Settlement Price
                                        shall be the price determined by the
                                        Calculation Agent.

        Market Disruption Event:        For purposes of this Transaction
                                        (including the provisions relating to
                                        Forward Price), Section 6.3(a)(ii) of
                                        the 2002 Definitions is replaced by the
                                        following:

                                        "(ii) an Exchange Disruption, which in
                                        either case the Calculation Agent
                                        determines is material, occurs at

                      Effort ID: [ ]/ Global Deal ID: [ ]

                                        any time during regular trading hours on
                                        the Exchange on the relevant Scheduled
                                        Trading Day, or"

        Scheduled Maturity Date:        December 29, 2006

    SETTLEMENT TERMS:
        Settlement Currency:            USD

        Settlement Price:               The volume-weighted average price
                                        calculated based on the prices of the
                                        Shares traded on the Exchange on the
                                        relevant Valuation Date.

        Settlement Method Election:     Applicable; provided that Party B shall
                                        also be entitled to elect Net Share
                                        Settlement (as defined below); provided
                                        further that if Party B elects Cash
                                        Settlement or Net Share Settlement with
                                        respect to this Transaction, Party B
                                        shall, on the Settlement Method Election
                                        Date, deemed to have made the
                                        representation contained in the last
                                        sentence of paragraph (i) of "Additional
                                        Representations, Warranties and
                                        Agreements of Party B" below to Party A.
                                        For the avoidance of doubt, the parties
                                        hereto agree that the election that
                                        Party B makes pursuant to this paragraph
                                        shall apply to all Components.

        Electing Party:                 Party B

        Settlement Method Election
         Date:                          The 75th Scheduled Trading Day prior to
                                        the Scheduled Maturity Date

        Default Settlement Method:      Physical Settlement

    PHYSICAL SETTLEMENT TERMS:

        Physical Settlement:            Applicable; provided that,
                                        notwithstanding Section 9.2(a)(ii) of
                                        the Equity Definitions, on the
                                        Settlement Date, Party A will pay to
                                        Party B an amount equal to the
                                        difference between (i) the Forward Price
                                        minus (ii) the Aggregate Draw Down
                                        Notional Amount, and Party B will
                                        deliver to Party A the Number of Shares
                                        to be Delivered and will pay to Party A
                                        the Fractional Share Amount, if any, in
                                        respect of all Valuation Dates for all
                                        Components hereunder.

        Number of Shares to be
         Delivered:                     Notwithstanding Section 9.5 of the
                                        Equity Definitions, the Number of Shares
                                        to be Delivered in respect of each
                                        Component shall be:

                                        (i)   if the Settlement Price is less
                                              than or equal to the Forward Floor
                                              Price, the Number of Shares for
                                              such Component;

                                        (ii)  if the Settlement Price is greater
                                              than the Forward Floor Price but
                                              less than or equal to the Forward
                                              Cap Price, a number of Shares
                                              equal to

                      Effort ID: [ ]/ Global Deal ID: [ ]

                                              the Forward Price divided by the
                                              Settlement Price divided by the
                                              number of Components; and

                                        (iii) if the Settlement Price is greater
                                              than the Forward Cap Price, a
                                              number of Shares equal to the
                                              product of (A) 1 minus the
                                              quotient of (1) the difference
                                              between (x) Forward Cap Price
                                              minus (y) the Forward Floor Price
                                              divided by (2) the Settlement
                                              Price, multiplied by (B) the
                                              Number of Shares for such
                                              Component.

        Failure to Deliver              Inapplicable.

    CASH SETTLEMENT TERMS:

        Cash Settlement:                Applicable, provided that Party B
                                        properly elects cash settlement in
                                        accordance with the conditions set forth
                                        in the "Settlement Method Election"
                                        provision above.

                                        (i) If the Cash Settlement Amount is a
                                        positive number, Party B shall pay to
                                        Party A the Cash Settlement Amount on
                                        the Cash Settlement Payment Date.

                                        (ii) If the Cash Settlement Amount is a
                                        negative number, Party A shall pay to
                                        Party B the absolute value of the Cash
                                        Settlement Amount on the Cash Settlement
                                        Payment Date.

        Cash Settlement Amount:         An amount, as calculated by the
                                        Calculation Agent, equal to the sum of
                                        (i) the Forward Cash Settlement Amount
                                        plus (ii) the Aggregate Draw Down
                                        Notional Amount.

        Cash Settlement Payment Date    Three (3) Currency Business Days
                                        following the final Valuation Date.

    NET SHARE SETTLEMENT TERMS:

        Net Share Settlement:           Applicable; provided that Party B
                                        properly elects net share settlement in
                                        accordance with the conditions set forth
                                        in the "Settlement Method Election"
                                        provision above.

                                        (i) If the Cash Settlement Amount is a
                                        positive number, Party B shall deliver
                                        to Party A a number of Shares equal to
                                        the quotient of (A) the Cash Settlement
                                        Amount divided by (B) the Settlement
                                        Price on the Valuation Date.

                                        (ii) If the Cash Settlement Amount is
                                        negative, Party A shall deliver to Party
                                        B a number of Shares equal to the
                                        quotient of (A) the absolute value of
                                        the Cash Settlement Amount divided by
                                        (B) the Settlement Price on the
                                        Valuation Date.

                      Effort ID: [ ]/ Global Deal ID: [ ]

                                        No fractional Shares shall be delivered
                                        in connection with Net Share Settlement,
                                        and the value of any fractional Share
                                        otherwise deliverable shall be paid in
                                        cash on the relevant Net Share
                                        Settlement Date (such value to be
                                        determined by multiplying such
                                        fractional Share by the Settlement Price
                                        on the relevant Valuation Date).

                                        If the Transaction is to be Net Share
                                        Settled, the provisions of Sections 9.8,
                                        9.9, 9.10, 9.11 and 9.12 of the Equity
                                        Definitions will be applicable, except
                                        that all references in such provisions
                                        to "Physically Settled" shall be read as
                                        references to "Net Share Settled". "Net
                                        Share Settled" in relation to a
                                        Transaction means that Net Share Settled
                                        is applicable to the Transaction.

    SHARE ADJUSTMENTS:

        Method of Adjustment:           Calculation Agent Adjustment; provided,
                                        however, that adjustments may be made to
                                        account for changes in volatility,
                                        expected dividends, stock loan rate and
                                        liquidity relative to the relevant Share
                                        but only in respect of Potential
                                        Adjustment Events of the types described
                                        in Sections 11.2(e)(ii)(B) and
                                        11.2(e)(ii)(C) or Section 11.2(e)(vi) of
                                        the 2002 Definitions, any Announcement
                                        Event, and events of the types described
                                        in Sections and 11.2(e)(vii) to the
                                        extent analogous to the foregoing.

                                        "Announcement Event" shall mean the
                                        occurrence of the Announcement Date of a
                                        Merger Event or Tender Event and will
                                        constitute a Potential Adjustment Event,
                                        if the Merger Date or Closing Date does
                                        not occur on or prior to the final
                                        Valuation Date.

    EXTRAORDINARY EVENTS:

    CONSEQUENCES OF MERGER EVENTS:

               Share-for-Share:         Modified Calculation Agent Adjustment

               Share-for-Other:         Cancellation and Payment

                                        (Calculation Agent Determination)

               Share-for-Combined:      Modified Calculation Agent Adjustment

    TENDER OFFER:                       Applicable

    CONSEQUENCES OF TENDER OFFERS:

               Share-for-Share:         Modified Calculation Agent Adjustment

                      Effort ID: [ ]/ Global Deal ID: [ ]

               Share-for-Other:         Modified Calculation Agent Adjustment

               Share-for-Combined:      Modified Calculation Agent Adjustment

               New Shares:              The definition of "New Shares" in
                                        Section 12.1 of the Equity Definitions
                                        shall be amended by deleting subsection
                                        (i) in its entirety and replacing it
                                        with the following: "(i) the shares are
                                        re-listed, re-traded or re-quoted on any
                                        exchange or quotation system which
                                        qualifies as an Exchange under Section
                                        1.25(b) of the Definitions and".

               Tender                   Offers: The definition of "Tender Offer"
                                        in Section 12.1 of the Equity
                                        Definitions will be amended by replacing
                                        the phrase "outstanding voting shares of
                                        the Issuer" in the fourth line thereof
                                        with "outstanding Shares of the Issuer".

               Modified Calculation
               Agent Adjustment:        For greater certainty, the definition of
                                        "Modified Calculation Adjustment" in
                                        Sections 12.2 and 12.3 of the Equity
                                        Definitions shall be amended by adding
                                        the following italicized language after
                                        the stipulated parenthetical provision:
                                        "(including adjustments to account for
                                        changes in volatility, expected
                                        dividends, stock loan rate or liquidity
                                        relevant to the Shares or to the
                                        Transaction) from the Announcement Date
                                        to the Merger Date (Section 12.2) or
                                        Tender Offer Date (Section 12.3),"

    Composition of Combined
     Consideration:                     Not Applicable

    Nationalization or Delisting:       Applicable

    Delisting:                          Notwithstanding Section 12.6(a)(iii) of
                                        the 2002 Definitions, it will constitute
                                        a Delisting if the shares are re-listed,
                                        re-traded or re-quoted on any exchange
                                        or quotation system which does not
                                        qualify as an Exchange under Section
                                        1.25(b) of the Definitions.

    ADDITIONAL DISRUPTION EVENTS:

               Change in Law:           Applicable

               Insolvency, Insolvency
               Filing and Other
               Bankruptcy Events:       Notwithstanding anything to the contrary
                                        in the Equity Definitions, upon an
                                        Insolvency, Insolvency Filing or any
                                        event set forth under Section 5(a)(vii)
                                        of the Agreement, this Confirmation and
                                        all obligations and rights of Party A
                                        and Party B hereunder, including the
                                        rights and obligations of Party A to pay
                                        the Forward Price and Party B to deliver
                                        Shares, shall immediately and
                                        automatically terminate, without the
                                        necessity of any notice, payment or
                                        action by any party.

                                        The definition of "Insolvency Filing" in
                                        Section 12.9 of the Equity Definitions
                                        shall be amended by deleting the clause
                                        "provided that such proceedings
                                        instituted

                      Effort ID: [ ]/ Global Deal ID: [ ]

                                        or petitions presented by creditors and
                                        not consented to by the Issuer shall not
                                        be deemed an Insolvency Filing" at the
                                        end of such definition and replacing it
                                        with the following: "; or it has
                                        instituted against it a proceeding
                                        seeking a judgment of insolvency or
                                        bankruptcy or any other relief under any
                                        bankruptcy or insolvency law or other
                                        similar law affecting creditors' rights,
                                        or a petition is presented for its
                                        winding-up or liquidation by a creditor
                                        and such proceeding is not dismissed,
                                        discharged, stayed or restrained in each
                                        case within fifteen (15) days of the
                                        institution or presentation thereof."

               Hedging Disruption:      Applicable

               Increased Cost of
                Hedging:                Applicable

               Loss of Stock Borrow:    Applicable

                                        Section 12.9(a)(vii) and Section
                                        12.9(b)(iv) of the Equity Definitions
                                        are amended by deleting all references
                                        to "a rate equal to or less than the
                                        Maximum Stock Loan Rate" and replacing
                                        them with "a Stock Collateral Rate that
                                        is equal to or greater than the Minimum
                                        Stock Loan Rate." For greater certainty,
                                        the Stock Collateral Rate will be deemed
                                        to be greater than the Minimum Stock
                                        Loan Rate if the spread below the
                                        applicable floating rate decreases.

                                        "STOCK COLLATERAL RATE" means the rate
                                        of return on collateral posted in
                                        connection with any Shares borrowed in
                                        connection with a Transaction, net of
                                        any costs or fees (including, for
                                        greater certainty, any lender's borrow
                                        fees).

               Minimum Stock Loan
                Rate:                   Fed Funds - 2.0%

               Increased Cost of Stock
                Borrow:                 Applicable

                                        Section 12.9(a)(viii) of the Equity
                                        Definitions shall be deleted in its
                                        entirety and replaced with the
                                        following:

                                        "Increased Cost of Stock Borrow" means
                                        that the Hedging Party would earn a
                                        Stock Collateral Rate that is less than
                                        the Initial Stock Loan Rate. For greater
                                        certainty, the Stock Collateral Rate
                                        will be deemed to be less than the
                                        Initial Stock Loan Rate if the spread
                                        below the applicable floating rate
                                        increases.

                                        Section 12.9 (b)(v) of the Equity
                                        Definitions is amended by deleting all
                                        references to "a rate equal to or less
                                        than the Initial Stock Loan Rate" and
                                        replacing them with "a Stock Collateral
                                        Rate that is equal to or

                      Effort ID: [ ]/ Global Deal ID: [ ]

                                       10

                                        greater than the Initial Stock Loan
                                        Rate".

               Initial Stock Loan
                Rate:                   USD-Federal Funds Rate minus 20 basis
                                        points, as adjusted by the Calculation
                                        Agent to reflect any subsequent Price
                                        Adjustment due to an Increased Cost of
                                        Stock Borrow.

        Hedging Party:                  Party A

        Determining Party:              Party A

        Agreements and Acknowledgments
        Regarding Hedging Activities:   Applicable

        Additional Event of Default:    In addition to the Events of Default set
                                        forth in the Agreement, it shall be an
                                        Event of Default with respect to which
                                        Party B is the Defaulting Party if (i)
                                        any representation made at the time the
                                        Underwriting Agreement is entered into
                                        or repeated on the Closing Date (as
                                        defined in the Underwriting Agreement)
                                        by Party B in the Underwriting Agreement
                                        (or any certificate delivered
                                        thereunder) proves to have been
                                        incorrect or misleading in any material
                                        respect when made or repeated or (ii)
                                        any representation contained in Sections
                                        1(I) (b), (q) or (y) of the Underwriting
                                        Agreement deemed to be made on any day
                                        proves to have been incorrect or
                                        misleading in any material respect when
                                        deemed to have been made unless Party B
                                        shall have given notice to Party A that
                                        such representation is not to be deemed
                                        to be made on such day.

    MISCELLANEOUS:
               Additional Provisions:   (a) Party B represents and warrants that
                                        it has received and read and understands
                                        the Notice of Regulatory Treatment and
                                        the OTC Option Risk Disclosure
                                        Statement.

                                        (b) The Agent will furnish Party B upon
                                        written request a statement as to the
                                        source and amount of any remuneration
                                        received or to be received by the Agent
                                        in connection with the Transaction
                                        evidenced hereby.

                                        (c) Notwithstanding any provision of the
                                        Agreement, or any other agreement
                                        between the parties to the contrary, the
                                        obligations of Party B hereunder are not
                                        secured by any collateral. Party A may
                                        set off its obligations under this
                                        Confirmation against any other contract
                                        or agreement with Party B relating to
                                        Shares entered into on the same Trade
                                        Date, whether such contract or agreement
                                        settles in Shares, cash or any other
                                        property or securities.

                      Effort ID: [ ]/ Global Deal ID: [ ]

                                       11

                                        (d) Immediately upon the Registration
                                        Statement and the Prospectus first
                                        becoming available following the
                                        Issuer's first earnings announcement
                                        date in 2006 (the "EARNINGS
                                        ANNOUNCEMENT"), if the price of the
                                        Shares is less than the price of the
                                        Shares on Trade Date, Party A may elect
                                        to reduce the Number of Shares (and
                                        correspondingly the Forward Price by an
                                        amount that Party A reasonably deems
                                        necessary to reflect increases in its
                                        "hedge ratio" against this Transaction.
                                        For the avoidance of doubt, the parties
                                        hereto agree that (i) Party A shall be
                                        entitled to make an election pursuant to
                                        this paragraph only once, (ii) in making
                                        such adjustments, Party A shall act
                                        reasonably to preserve the value of the
                                        initial transaction to Party A. If Party
                                        A makes an adjustment pursuant to this
                                        provision, Party A shall pay to Party B
                                        within 5 Currency Business Days an
                                        amount equal to (a) the product of (i)
                                        the Gross Spread multiplied by (ii) the
                                        difference between (A) one minus (B) the
                                        quotient of (x) the Number of Shares
                                        after making such an adjustment divided
                                        by (y) the Number of Shares prior to
                                        making such an adjustment, plus (b) the
                                        product of (i) the Premium multiplied by
                                        (ii) the difference between (A) one
                                        minus (B) the quotient of (x) the Number
                                        of Shares after making such an
                                        adjustment divided by (y) the Number of
                                        Shares prior to making such an
                                        adjustment, minus (c) the amount of any
                                        loss incurred by Party A due to the
                                        inability to hedge or in unwinding or
                                        re-establishing hedges to this
                                        Transaction as a result of the
                                        adjustment in Number of Shares,
                                        including benefit of the bargain.

                                        (e) For the avoidance of doubt, both
                                        parties hereto acknowledge and agree
                                        that any Shares issued by Party B
                                        hereunder shall be issued at a price not
                                        less than their par value and any Shares
                                        delivered by Party A to Party B pursuant
                                        to Net Share Settlement hereunder shall
                                        be redeemed or repurchased by Party B in
                                        accordance with the provisions, terms
                                        and conditions of the Companies Law
                                        (2004 Revisions) of the Cayman Islands
                                        and Party B's articles of association.

               Conditions to
                Effectiveness:          The obligations of Party A hereunder
                                        shall be subject to the conditions
                                        precedent that (i) the representations
                                        and warranties of Party B contained in
                                        the Underwriting Agreement, dated the
                                        date hereof, among Party A, Party B,
                                        Bear, Stearns & Co. Inc., Lehman
                                        Brothers Inc. and the other underwriters
                                        named therein (the "UNDERWRITING
                                        AGREEMENT") and any certificate
                                        delivered pursuant thereto by Party B

                      Effort ID: [ ]/ Global Deal ID: [ ]

                                       12

                                        be true and correct on the Effective
                                        Date as if made on the Effective Date,
                                        (ii) Party B have performed all of the
                                        obligations required to be performed by
                                        it under the Underwriting Agreement on
                                        or prior to the Effective Date and (iii)
                                        the conditions set forth in Section 6 of
                                        the Underwriting Agreement shall have
                                        been satisfied or waived by the
                                        representatives of the underwriters
                                        thereunder.

               Additional Termination
                Events:                 Each of the following shall constitute
                                        an "ADDITIONAL TERMINATION EVENT" and
                                        Party B shall be the sole Affected Party
                                        pursuant to such Additional Termination
                                        Event:

                                        (a) Party B declares, on any day
                                        following the Trade Date, a
                                        distribution, issue or dividend to
                                        existing holders of the Shares of (i) an
                                        extraordinary cash dividend, (ii) a
                                        regular quarterly dividend in an amount
                                        greater than USD 0.05 per Share per
                                        quarter (such quarterly dividends,
                                        adjusted by the Calculation Agent for
                                        stock splits, or stock dividends
                                        relating to the Shares), or (iii)
                                        securities or share capital of another
                                        issuer acquired or owned (directly or
                                        indirectly) by Party B as a result of a
                                        spin-off or other similar transaction or
                                        (iv) any other type of securities (other
                                        than Shares, which may constitute a
                                        Potential Adjustment Event), rights or
                                        warrants or other assets, in any case
                                        for payment (cash or other
                                        consideration) at less than the
                                        prevailing market price as determined by
                                        Party A.

        Additional Representations,
         Warranties and Agreements
         of Party B:                    In addition to the representations set
                                        forth in the Agreement, Party B further
                                        represents, warrants and agrees that;

                                        (a) It is not entering into this
                                        Transaction on behalf of or for the
                                        accounts of any other person or entity,
                                        and will not transfer or assign its
                                        obligations under this Transaction or
                                        any portion of such obligations to any
                                        other person or entity except in
                                        compliance with applicable laws and the
                                        terms of this Transaction.

                                        (b) If Party B purchases any Shares
                                        pursuant to this Transaction, such
                                        purchase(s) will comply with (i) all
                                        laws and regulations applicable to it
                                        and (ii) all contractual obligations of
                                        Party B.

                                        (c) At all times until termination of
                                        this Transaction, Party B is an
                                        "eligible contract participant" as the
                                        term is defined in the Commodity Futures
                                        Modernization Act of 2000.

                                        (d) Any Shares, when issued and
                                        delivered in

                      Effort ID: [ ]/ Global Deal ID: [ ]

                                       13

                                        accordance with the terms of the
                                        Transaction, will be duly authorized and
                                        validly issued, fully paid and
                                        nonassessable, and the issuance thereof
                                        will not be subject to any preemptive or
                                        similar rights.

                                        (e) Party B has reserved and will keep
                                        available, free from preemptive rights,
                                        out of its authorized but unissued
                                        Shares, solely for the purpose of
                                        issuance upon settlement of the
                                        Transaction as herein provided the full
                                        number of Shares as shall then be
                                        issuable upon Physical Settlement of the
                                        Transaction. For the avoidance of doubt,
                                        the parties hereto acknowledge that such
                                        number of reserved shares does not need
                                        to exceed the Number of Shares. All
                                        Shares so issuable upon Physical
                                        Settlement or Net Physical Settlement of
                                        the Transaction shall, upon such
                                        issuance, be accepted for listing on the
                                        Exchange.

                                        (f) Party B agrees not to repurchase any
                                        Shares if, immediately following such
                                        repurchase, the Number of Shares would
                                        be equal to or greater than 4.0% of the
                                        number of then-outstanding Shares.

                                        (g) Party B is not insolvent, nor will
                                        Party B be rendered insolvent as a
                                        result of this Transaction.

                                        (h) Neither Party A nor any of its
                                        affiliates has advised Party B with
                                        respect to any legal, regulatory, tax,
                                        accounting or economic consequences
                                        arising from this Transaction, and
                                        neither Party A nor any of its
                                        affiliates is acting as agent (other
                                        than LBI as dual agent if specified
                                        above), or advisor for Party B in
                                        connection with this Transaction.

                                        (i) Each of Party B's required filings
                                        under the Securities Act (as defined
                                        below) and the Securities Exchange Act
                                        of 1934, as amended (the "Exchange Act")
                                        have been filed and that, as of the
                                        respective dates thereof, such filings
                                        (when considered together with the
                                        Issuer's filings under the Exchange Act)
                                        did not include any untrue statement of
                                        a material fact or omit to state any
                                        material fact required to be stated
                                        therein or necessary to make the
                                        statements therein not misleading. It is
                                        not entering into this Transaction while
                                        in possession of material non-public
                                        information concerning the business,
                                        operations or prospects of the Issuer.

                                        (j) It is not entering into this
                                        Transaction to create actual or apparent
                                        trading activity in the Shares (or any
                                        security convertible into or
                                        exchangeable for Shares), to manipulate
                                        the price of the Shares (or any

                      Effort ID: [ ]/ Global Deal ID: [ ]

                                       14

                                        security convertible into or
                                        exchangeable for Shares) or to
                                        facilitate a distribution of Shares (or
                                        any security convertible into or
                                        exchangeable for Shares).

                                        (k) It has not entered into any
                                        obligation that would contractually
                                        limit it from effecting its performance
                                        of the transactions contemplated hereby
                                        and it agrees not to enter into any such
                                        obligation during the term of this
                                        Transaction.

                                        (l) The Transaction has been approved by
                                        its board of directors and that such
                                        Transaction has been publicly disclosed.

        Registration:                   (a) A registration statement
                                        ("REGISTRATION STATEMENT"), which shall
                                        be a shelf registration statement filed
                                        pursuant to Rule 415 under the
                                        Securities Act of 1933, as amended (the
                                        "SECURITIES ACT"), and a prospectus
                                        thereunder (the "PROSPECTUS"), covering
                                        the public sale of the Number of Shares
                                        hereunder shall have been filed with,
                                        and become effective pursuant to the
                                        rules of, the Securities and Exchange
                                        Commission no later than one Exchange
                                        Business Day prior to the Trade Date,
                                        and such Registration Statement shall
                                        continue to be in effect and such
                                        Prospectus shall be legally usable at
                                        all times (other than the period
                                        commencing on the first day of each
                                        fiscal quarter of the Issuer to the day
                                        of the Earnings Announcement; provided
                                        that solely for the first fiscal quarter
                                        of 2006 such period shall commence on
                                        January 7, 2006, and during such other
                                        periods when Party B notifies Party A
                                        that it is in possession of material
                                        non-public information that the board of
                                        directors of Party B has determined
                                        would be in the best interests of Party
                                        B not to disclose publicly) to and
                                        including the date that Party A or it's
                                        affiliate(s) has fully and completely
                                        established its hedge by selling an
                                        amount of Shares equal to the Number of
                                        Shares under such Registration Statement
                                        and such Prospectus.

                                        (b) The contents of such Registration
                                        Statement and Prospectus (including,
                                        without limitation, any sections
                                        describing the plan of distribution)
                                        shall be reasonably satisfactory to
                                        Party A and such affiliate(s),

                                        (c) Party A and such affiliate(s) shall
                                        have been afforded a reasonable
                                        opportunity to conduct a due diligence
                                        investigation with respect to Party B
                                        customary in scope for transactions
                                        pursuant to which such affiliate acts as
                                        an underwriter of equity securities and
                                        the results of such investigation are

                      Effort ID: [ ]/ Global Deal ID: [ ]

                                       15

                                        satisfactory to Party A or such
                                        affiliate, in its respective discretion,
                                        and

                                        (d) As of the Trade Date, the
                                        Underwriting Agreement shall have been
                                        entered into with Party A in connection
                                        with the public resale by Party A of the
                                        Shares comprising Party A's hedge.

        Covenant of Party B:            The parties acknowledge and agree that
                                        any Shares delivered by Party B to Party
                                        A on any Settlement Date and returned by
                                        Party A to securities lenders from whom
                                        Party A borrowed Shares in connection
                                        with hedging its exposure to the
                                        Transaction will be freely saleable
                                        without further registration or other
                                        restrictions under the Securities Act,
                                        in the hands of those securities
                                        lenders. Accordingly, Party B agrees
                                        that the Shares that it delivers to
                                        Party A on the Settlement Date will not
                                        bear a restrictive legend and that such
                                        Shares will be deposited in, and the
                                        delivery thereof shall be effected
                                        through the facilities of, the Clearance
                                        System.

        Private Placement Procedures:   If Party B is unable to comply with the
                                        provisions of "Covenant of Party B"
                                        above because of a change in law, or
                                        Party A otherwise determines that in its
                                        reasonable opinion any Shares or Share
                                        Termination Delivery Units to be
                                        delivered to Party A by Party B
                                        hereunder may not be freely returned by
                                        Party A to securities lenders as
                                        described under "Covenant of Party B"
                                        above, then delivery of any such Shares
                                        or Share Termination Delivery Units (the
                                        "PRIVATE SECURITIES") shall be effected
                                        pursuant to this provision, unless
                                        waived by Party A.

                                        If Party B delivers the Private
                                        Securities pursuant to this provision (a
                                        "PRIVATE PLACEMENT SETTLEMENT"), then
                                        delivery of Private Securities by Party
                                        B shall be effected pursuant to the
                                        private placement procedures set forth
                                        in Annex B; provided that Party B shall
                                        not effect a Private Placement
                                        Settlement if, on the date of any
                                        anticipated delivery as set forth
                                        hereunder, it has taken, or caused to be
                                        taken, any action that would make
                                        unavailable either the exemption
                                        pursuant to Section 4(2) of the
                                        Securities Act for the sale by Party B
                                        to Party A (or any affiliate designated
                                        by Party A) of the Private Securities or
                                        the exemption pursuant to Section 4(1)
                                        or Section 4(3) of the Securities Act
                                        for resales of the Private Securities by
                                        Party A (or any such affiliate of Party
                                        A), in which case such delivery shall be
                                        delayed until, in the opinion of Party
                                        A, such exemptions are available and
                                        Party A may make an adjustment to the
                                        number of Private Securities to be

                      Effort ID: [ ]/ Global Deal ID: [ ]

                                       16

                                        delivered to account for any such delay.

        Maximum                         Share Delivery: Notwithstanding any
                                        other provision of this Confirmation, in
                                        no event will Party B be required to
                                        deliver more than 5,000,000 Shares to
                                        Party A (as adjusted by the Calculation
                                        Agent for any stock splits, stock
                                        dividends or similar events).

        No Collateral:                  Notwithstanding any other provision of
                                        the Agreement or any other agreement
                                        between the parties to the contrary, the
                                        obligations of Party A and Party B
                                        hereunder are not secured by any
                                        collateral.

        Status of Claims in
         Bankruptcy:                    Party A acknowledges and agrees that
                                        this Confirmation is not intended to
                                        convey to Party A rights with respect to
                                        the transactions contemplated hereby
                                        that are senior to the claims of
                                        ordinary shareholders in any bankruptcy
                                        proceedings of Party B; provided,
                                        however, that nothing herein shall limit
                                        or shall be deemed to limit Party A's
                                        right to pursue remedies in the event of
                                        a breach by Party B of its obligations
                                        and agreements with respect to this
                                        Confirmation and the Agreement. For the
                                        avoidance of doubt, nothing in this
                                        Confirmation shall limit the claim of
                                        Party A in any bankruptcy proceedings of
                                        Party B in respect of any debt
                                        obligations held by Party A.

        Alternative Calculations
        and Payment on Early Termination
        and on Certain Extraordinary
        Events:                         If, in respect of the Transaction, an
                                        amount is payable by Party A to Party B,
                                        (i) pursuant to Sections 12.2, 12.3,
                                        12.6, 12.7 or 12.9 of the Equity
                                        Definitions (except in the event of a
                                        Nationalization, Insolvency, Tender
                                        Offer or a Merger Event, in each case,
                                        in which the consideration to be paid to
                                        holders of Shares consists solely of
                                        cash) or (ii) pursuant to Section
                                        6(d)(ii) of the Agreement (except in the
                                        event of an Event of Default in which
                                        Party B is the Defaulting Party or a
                                        Termination Event in which Party B is
                                        the Affected Party that resulted from an
                                        event or events outside Party B's
                                        control) (a "Payment Obligation"), Party
                                        B shall have the right, in its sole
                                        discretion, to satisfy or, if
                                        applicable, require Party A to satisfy
                                        any such Payment Obligation by the Share
                                        Termination Alternative (as defined
                                        below) by giving irrevocable telephonic
                                        notice to Party A, confirmed in writing
                                        within one Currency Business Day, no
                                        later than 4:00 p.m. New York local time
                                        on the Merger Date, Tender Offer Date,
                                        Announcement Date or Early Termination
                                        Date, as applicable ("Notice of Share
                                        Termination"). Upon Notice of Share
                                        Termination the following provisions
                                        shall apply:

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                                       17

    Share Termination Alternative:      Applicable and means that Party A shall
                                        deliver to Party B the Share Termination
                                        Delivery Property on the date when the
                                        Payment Obligation would otherwise be
                                        due pursuant to Section 12.7 or 12.9 of
                                        the Equity Definitions or Section
                                        6(d)(ii) and 6(e) of the Agreement, as
                                        applicable or such later date as the
                                        Calculation Agent may determine (the
                                        "SHARE TERMINATION PAYMENT DATE"), in
                                        satisfaction of the Payment Obligation.

    Share Termination Delivery
      Property:                         A number of Share Termination Delivery
                                        Units, as calculated by the Calculation
                                        Agent, equal to the Payment Obligation
                                        divided by the Share Termination Unit
                                        Price. The Calculation Agent shall
                                        adjust the Share Termination Delivery
                                        Property by replacing any fractional
                                        portion of a security therein with an
                                        amount of cash equal to the value of
                                        such fractional security based on the
                                        values used to calculate the Share
                                        Termination Unit Price.

    Share Termination Unit Price:       The value to Party A of property
                                        contained in one Share Termination
                                        Delivery Unit on the date such Share
                                        Termination Delivery Units are to be
                                        delivered as Share Termination Delivery
                                        Property, as determined by the Party A
                                        in its discretion by commercially
                                        reasonable means and notified by the
                                        Calculation Agent to Party A at the time
                                        of notification of the Payment
                                        Obligation and, if such value is
                                        insufficient or incorrect, from time to
                                        time thereafter..

    Share Termination Delivery Unit:    In the case of a Termination Event or
                                        Event of Default, one Share or, in the
                                        case of Nationalization, Insolvency or
                                        Merger Event or Tender Offer, a unit
                                        consisting of the number or amount of
                                        each type of property received by a
                                        holder of one Share (without
                                        consideration of any requirement to pay
                                        cash or other consideration in lieu of
                                        fractional amounts of any securities) in
                                        such Nationalization, Insolvency, Merger
                                        Event or Tender Offer, as determined by
                                        the Calculation Agent. If a Share
                                        Termination Delivery Unit consists of
                                        property other than cash or New Shares
                                        and if Party B provides irrevocable
                                        written notice to the Calculation Agent
                                        on or prior to the Merger Date that it
                                        elects to have Party A deliver cash, New
                                        Shares or a combination thereof (in such
                                        proportion as Party B designates) in
                                        lieu of such other property, the
                                        Calculation Agent will

                      Effort ID: [ ]/ Global Deal ID: [ ]

                                       18

                                        replace such property with cash, New
                                        Shares or a combination thereof as
                                        components of a Share Termination
                                        Delivery Unit in such amounts, as
                                        determined by the Calculation Agent in
                                        its discretion by commercially
                                        reasonable means, as shall have a value
                                        equal to the value of the property so
                                        replaced. If such Nationalization,
                                        Insolvency, Merger Event or Tender Offer
                                        involves a choice of consideration to be
                                        received by holders, such holder shall
                                        be deemed to have elected to receive the
                                        maximum possible amount of cash.

    Failure to Deliver:                 Applicable

    Other applicable
    provisions:                         If the Transaction is to be Share
                                        Termination Settled, the provisions of
                                        Sections 9.8, 9.9, 9.10, 9.11 and 9.12
                                        (as modified above) of the Equity
                                        Definitions will be applicable, except
                                        that all references in such provisions
                                        to "Physically-Settled" shall be read as
                                        references to "Share Termination
                                        Settled" and all references to "Shares"
                                        shall be read as references to "Share
                                        Termination Delivery Units". "Share
                                        Termination Settled" in relation to a
                                        Transaction means that Share Termination
                                        Settlement is applicable to the
                                        Transaction.

    Limit on Beneficial
     Ownership:                         Notwithstanding any other provisions
                                        hereof, Party A shall not be entitled to
                                        receive Shares hereunder (whether in
                                        connection with the purchase of Shares
                                        on the Settlement Date or otherwise) to
                                        the extent (but only to the extent) that
                                        such receipt would result in Party A and
                                        its affiliates beneficially owning (as
                                        such term is defined for purposes of
                                        Section 13(d) of the Exchange Act) at
                                        any time in excess of 4.9% of the
                                        outstanding Shares. Any purported
                                        delivery hereunder shall be void and
                                        have no effect to the extent (but only
                                        to the extent) that such delivery would
                                        result in Party A and its affiliates
                                        directly or indirectly so beneficially
                                        owning in excess of 4.9% of the
                                        outstanding Shares. If any delivery owed
                                        to Party A hereunder is not made, in
                                        whole or in part, as a result of this
                                        provision, Party B's obligation to make
                                        such delivery shall not be extinguished
                                        and Party B shall make such delivery as
                                        promptly as practicable after, but in no
                                        event later than one Exchange Business
                                        Day after, Party A gives notice to Party
                                        B that such delivery would not result in
                                        Party A and its affiliates directly or
                                        indirectly so beneficially owning in
                                        excess of 4.9% of the outstanding
                                        Shares.

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                                       19

        Bankruptcy Code:                Without limiting any other protections
                                        under the Bankruptcy Code (Title 11 of
                                        the United States Code) (the "Bankruptcy
                                        Code"), the Parties hereto intend for:

                                        (a) This Transaction and the Agreement
                                        to be a "swap agreement" as defined in
                                        the Bankruptcy Code, and the parties
                                        hereto to be entitled to the protections
                                        afforded by, among other Sections,
                                        Section 560 of the Bankruptcy Code.

                                        (b) A party's right to liquidate this
                                        Transaction and to exercise any other
                                        remedies upon the occurrence of any
                                        Event of Default or Termination Event
                                        under the Agreement or this Transaction
                                        to constitute a "contractual right" as
                                        described in Section 560 of the
                                        Bankruptcy Code.

                                        (c) All payments for, under or in
                                        connection with this Transaction or the
                                        Agreement, all payments for any
                                        securities or other assets and the
                                        transfer of such securities or other
                                        assets to constitute "transfers" under a
                                        "swap agreement" as defined in the
                                        Bankruptcy Code.

        Right to Extend:                Party A may extend, for as long as it is
                                        reasonably necessary, any Settlement
                                        Date or any other date of delivery by
                                        Party A, with respect to some or all of
                                        the Shares hereunder, if Party A
                                        determines, in its reasonable
                                        discretion, that such extension is
                                        reasonably necessary to enable Party A
                                        to effect purchases of Shares in
                                        connection with its hedging activity
                                        hereunder in a manner that would, if
                                        Party A were Party B or an affiliated
                                        purchaser of Party B, be in compliance
                                        with applicable legal and regulatory
                                        requirements.

        Addresses for Notices:          For the purpose of Section 12(a) of the
                                        Agreement:

                                        Address for notices or communications to
                                        Party A:

                                        Address: Lehman Brothers OTC Derivatives
                                                 Inc.
                                                 745 Seventh Avenue
                                                 New York NY 10019
                                        Attention:     Stephen Roti
                                        Telephone No.: 212-526-0055
                                        Facsimile No.: 917-522-0561
                                        With a copy to:

                                        Address:   Lehman Brothers, Inc
                                                   745 Seventh Avenue
                                                   New York NY 10019
                                        Attention: Andrew Yare
                                        Telephone No.: 212-526-9986

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                                       20

                                        Facsimile No.: 646-885-9546

                                        Address for notices or communications to
                                        Party B:

                                        Address: Scottish Re Group Limited
                                                 Crown House, Third Floor
                                                 4 Par-la-Ville Road
                                                 Hamilton, Bermuda HM 08
                                        Attention: Dean Miller
                                        Telephone No.: 441-298-4395
                                        Facsimile No.: 441-295-7576

        Office:                         For the purposes of this Transaction,
                                        Party A is not a Multibranch Party, and
                                        Party B is not a Multibranch Party.

        Transfer:                       Notwithstanding Section 7 of the
                                        Agreement, Party A may assign its rights
                                        and obligations under this Transaction,
                                        in whole and not in part, to any
                                        Affiliate of Lehman Brothers Holdings
                                        Inc. ("HOLDINGS") effective upon
                                        delivery to Party B of the full
                                        unconditional guarantee by Holdings, in
                                        favor of Party B, of the obligations of
                                        such Affiliate; provided, however, any
                                        provision to the contrary in the
                                        Agreement, when executed, shall take
                                        precedence over this election.

        Payments on Early Termination:  Party A and Party B agree that for this
                                        Transaction, for the purposes of Section
                                        6(e) of the Agreement, Loss and the
                                        Second Method will apply

        Governing Law:                  The laws of the State of New York
                                        (without reference to choice of law
                                        doctrine).

        Guarantee:                      The Guarantee of Holdings, which will be
                                        a Credit Support Document and which
                                        Party A will provide upon execution of
                                        this Confirmation. Holdings will be a
                                        Credit Support Provider with respect to
                                        Party A.

        Termination Currency:           USD

        Calculation Agent:              Lehman Brothers Inc.

        Waiver of Jury Trial:           Each party waives, to the fullest extent
                                        permitted by applicable law, any right
                                        it may have to a trial by jury in
                                        respect of any suit, action or
                                        proceeding relating to the Transaction.
                                        Each party (i) certifies that no
                                        representative, agent or attorney of the
                                        other party has represented, expressly
                                        or otherwise, that such other party
                                        would not, in the event of such a suit,
                                        action or proceeding, seek to enforce
                                        the foregoing waiver and (ii)
                                        acknowledges that it and the other party
                                        have been induced to enter into the
                                        Transaction, as applicable, by, among
                                        other things, the mutual waivers and
                                        certifications provided herein.

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                                       21

THE SECURITIES REPRESENTED BY THE CONFIRMATION HAVE BEEN ACQUIRED FOR INVESTMENT
AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR
ANY OTHER UNITED STATES FEDERAL OR STATE SECURITIES LAWS; SUCH SECURITIES MAY
NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF APPROPRIATE REGISTRATION
UNDER SUCH SECURITIES LAWS OR EXCEPT IN A TRANSACTION EXEMPT FROM OR NOT SUBJECT
TO THE REGISTRATION REQUIREMENTS OF SUCH SECURITIES LAWS.

Please confirm your agreement with the foregoing by executing this Confirmation and returning such Confirmation, in its entirety, to us at facsimile number (+1)
646-885-9546 (United States of America), Attention: Confirmations Group.

Yours sincerely,                                    Accepted and agreed to:

LEHMAN BROTHERS OTC DERIVATIVES INC.                SCOTTISH RE GROUP LIMITED

By:  /s/ Anatoly Kozlov                             By:     /s/ Paul Goldean
     ----------------------------------                   ----------------------
Name:  Anatoly Kozlov                               Name:  Paul Goldean
Title: Authorized Signatory                         Title: EVP General Counsel

Execution time will be furnished upon Counterparty's written request.

                                                                        ANNEX A

                             SCHEDULE OF NUMBER OF COMPONENTS AND VALUATION DATES

Component No.                                      Valuation Date                        Number of Shares
-------------                                      --------------                        ----------------

1                                                August 18, 2006                                 54,824
2                                                August 21, 2006                                 54,824
3                                                August 22, 2006                                 54,824
4                                                August 23, 2006                                 54,824
5                                                August 24, 2006                                 54,824
6                                                August 25, 2006                                 54,824
7                                                August 28, 2006                                 54,824
8                                                August 29, 2006                                 54,824
9                                                August 30, 2006                                 54,824
10                                               August 31, 2006                                 54,824
11                                             September 01, 2006                                54,824
12                                             September 05, 2006                                54,824
13                                             September 06, 2006                                54,824
14                                             September 07, 2006                                54,825
15                                             September 08, 2006                                54,825
16                                             September 11, 2006                                54,825
17                                             September 12, 2006                                54,825
18                                             September 13, 2006                                54,825
19                                             September 14, 2006                                54,825
20                                             September 15, 2006                                54,825
21                                             September 18, 2006                                54,825
22                                             September 19, 2006                                54,825
23                                             September 20, 2006                                54,825
24                                             September 21, 2006                                54,825
25                                             September 22, 2006                                54,825
26                                             September 25, 2006                                54,825
27                                             September 26, 2006                                54,825
28                                             September 27, 2006                                54,825
29                                             September 28, 2006                                54,825
30                                             September 29, 2006                                54,825

                                                                         ANNEX B

                          PRIVATE PLACEMENT PROCEDURES

        (a) Party B shall afford Party A, and any potential buyers of the
Private Securities designated by Party A a reasonable opportunity to conduct a due diligence investigation with respect to Party B customary in scope for private offerings of such type of securities (including, without limitation, the availability of senior management to respond to questions regarding the business and financial condition of Party B and the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them), and Party A (or any such potential buyer) shall be satisfied in all material respects with such opportunity and with the resolution of any disclosure issues arising from such due diligence investigation of Party B.

        (b) Prior to or contemporaneously with the determination of the Private
Placement Price (as described below), Party B shall enter into an agreement (a
"PRIVATE PLACEMENT AGREEMENT") with Party A (or any affiliate of Party A designated by Party A) providing for the purchase and resale by Party A (or such affiliate) in a private placement (or other transaction exempt from registration under the Securities Act) of the Private Securities, which agreement shall be on commercially reasonable terms and in form and substance reasonably satisfactory to Party B and Party A (or such affiliate) and (without limitation of the foregoing) shall:

                     (i) contain customary restrictions on Party A's ability to dispose of the Private Securities other than pursuant to a registration statement or an applicable exemption from the registration requirements of the Securities Act;

                     (ii) contain indemnification and contribution provisions in connection with the potential liability of Party A and its affiliates relating to the resale by Party A (or such affiliate) of the Private Securities;

                     (iii) provide for the delivery of related certificates and representations, warranties and agreements of Party B, including those necessary or advisable to establish and maintain

            the availability of an exemption from the registration requirements of the Securities Act for Party A and resales of the Private
            Securities by Party A (or such affiliate); and

                     (iv) provide (i) for the delivery to Party A (or such
            affiliate) of customary opinions of counsel (including, without limitation, opinions relating to the due authorization, valid issuance and fully paid and non-assessable nature of the Private
            Securities and the availability of an exemption from the
            registration requirements of the Securities Act for Party A (such opinions being subject to the satisfaction of safe harbor
            requirements relating to such exemption and the adequacy of the terms of the Private Placement Agreement with respect to such exemption), and (ii) for the delivery to Party A (or such affiliate)
            of negative assurance with respect to material misstatements or omissions in filings by Party B under the Exchange Act identified by such counsel.

        (c) Party A shall determine the Private Placement Price (or, in the case of alternative termination settlement, the Termination Price) in its discretion by commercially reasonable means, which may include (without limitation):

                     (i) basing such price on indicative bids from investors;

                     (ii) taking into account any factors that are customary in pricing private sales and any and all risks and costs in connection with the resale of the Private Securities by Party A (or any affiliate of Party A designated by Party A), including, without limitation, a reasonable placement fee or spread to be retained by
            Party A (or such affiliate); and

                     (iii) providing for the payment by Party B of all fees and expenses in connection with such sale and resale, including all fees and expenses of counsel for Party A or such affiliate.

        (d) Party A shall notify Party B of the number of Private Securities required to be delivered by Party B and the Private Placement Price (or, in the
case of alternative termination settlement, the Termination Price) by 6:00 p.m.
on the day such price is determined.

        (e) Party B expressly agrees and acknowledges that the public disclosure of all material information relating to Party B is within Party B's control and that Party B shall promptly so disclose all such material information during the period from the Expiration Date to and including the Settlement Date.

Party B agrees to use its best efforts to make any filings required to be made by it with the SEC, any securities exchange or any other regulatory body with respect to the issuance of the Private Securities.